UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2005

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-1222	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 2, 2005, Ducommun Technologies, Inc. (“DTI”), a subsidiary of Ducommun Incorporated (the “Company”) and Paul L. Graham (“Graham”) entered into a Severance Agreement (the “Agreement”) in the form attached hereto as Exhibit 99.1. Pursuant to the Agreement, DTI agreed to continue to pay Graham’s base salary ($231,750 per year) and to continue to provide certain life insurance, medical insurance and dental insurance benefits for a period from February 2, 2005 until September 14, 2006. Graham is the former president of DTI.

In addition, on February 2, 2005, the Compensation Committee of the Board of Directors of the Company adopted the 2005 Bonus Plan (the “Plan”) in the form attached hereto as Exhibit 99.2. The Plan is a formula-based incentive compensation plan based on net income, operating income and cash flow. Participants in the Plan are the chief executive officer, four other corporate officers, two subsidiary presidents, and 15 other key subsidiary officers. Bonus awards under the Plan range from 0 to 150% of salary based on position. Bonus awards are subject to the approval of the Compensation Committee of the Board of Directors (the “Committee”), and are based on a combination of total corporate performance, subsidiary performance and individual performance. The Committee, in its discretion, may award bonuses even if the Plan’s financial targets are not met.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Severance Agreement between Ducommun Technologies, Inc. and Paul L. Graham dated February 2, 2005

99.2	2005 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: February 4, 2005	By:	/s/ James S. Heiser
James S. Heiser
Vice President, Chief Financial
Officer and General Counsel